Exhibit 4

Australian Securities &

Investments Commission

Form 484

Corporations Act 2001

Change to company details

Sections A, B or C may be lodged independently with this signed cover page to notify ASIC of:

A1 Change of address	B1 Cease company officeholder	C1 Cancellation of shares
A2 Change of name - officeholders or members	B2 Appoint company officeholder	C2 Issue of shares
A3 Change - ultimate holding company	B3 Special purpose company	C3 Change to share structure
C4 Changes to the register of members

If there is insufficient space in any section of the form, you may photocopy the relevant page(s) and submit as part of this lodgement

Company details	Company name
	RINKER GROUP LTD
Refer to guide for information about	ACN/ABN	Corporate key
corporate key	53 003 433 118	65162849

Lodgement details	Who should ASIC contact if there is a query about this form?
Name
PETER ABRAHAM
ASIC registered agent number (if applicable)

Telephone number
02 9412 6677
Postal address
PO BOX 5697
WEST CHATSWOOD NSW 1515
	Total number of pages including this cover sheet	Please provide an estimate of the time taken to complete this form.
	6	hrs	mins

Signature
This form must be signed by a current officeholder of the company.

I certify that the information in this cover sheet and the attached sections of this form are true and complete.
Name
PETER BROOKING ABRAHAM
Capacity
	☐	Director

	☒	Company secretary

Signature
/s/ PETER BROOKING ABRAHAM

Date signed
	1	6	/	1	1	/	0	5

	[D	D]		[M	M]		[Y	Y]

Lodgement	Send completed and signed forms to:	For help or more information
	Australian Securities and Investments Commission,	Telephone	03 5177 3988
	PO Box 4000, Gippsland Mail Centre VIC 3841.	Email	info.enquiries@asic.gov.au
		Web	www.asic.gov.au
Or lodge the form electronically by visiting the ASIC website
www.asic.gov.au

Section C completion guide

Standard share codes Refer to the following table for the share class codes for sections C1, C2, C3 and C4	Share class code	Full title	Share class code	Full title
	A	A	PRF	preference
	B	B...etc	CUMP	cumulative preference
	EMP	employee’s	NCP	non-cumulative preference
	FOU	founder’s	REDP	redeemable preference
	LG	life governor’s	NRP	non-redeemable preference
	MAN	management	CRP	cumulative redeemable preference
	ORD	ordinary	NCRP	non-cumulative redeemable preference
	RED	redeemable	PARP	participative preference
	SPE	special

If you are using the standard share class codes you do not need to provide the full title for the shares, just the share class code.

If you are not using the standard share class code, enter a code of no more than 4 letters and then show the full title.

Sections to complete

Use the table below to identify the sections of this form to complete (please indicate the sections that have been completed). Completion of this table is optional.

	C1 - Cancellation of shares	C2 - Issue of shares	C3 - Change to share structure table	C4 - Change to members register
Issue of shares
Proprietary company	Not required	☒	☒	☒
Public company
if in response to the Annual company statement	Not required	☒	☒	☒
if not in response to the Annual company statement	Not required	☒	Not required	Not required

Cancellation of shares
Proprietary company	☒	Not required	☒	☒
Public company
if in response to the Annual company statement	☒	Not required	☒	☒
if not in response to the Annual company statement	☒	Not required	Not required	Not required

Transfer of shares
Proprietary company	Not required	Not required	Not required	☒
Public company
if in response to the Annual company statement	Not required	Not required	Not required	☒
if not in response to the Annual company statement	Not required	Not required	Not required	Not required

Changes to amounts paid
Proprietary company	Not required	Not required	☒	☒
Public company
if in response to the Annual company statement	Not required	Not required	☒	☒
if not in response to the Annual company statement	Not required	Not required	Not required	Not required

Changes to beneficial ownership
Proprietary company	Not required	Not required	Not required	☒
Public company
if in response to the Annual company statement	Not required	Not required	Not required	☒
if not in response to the Annual company statement	Not required	Not required	Not required	Not required

To notify ASIC about a division or conversion of a class of shares, you must lodge a form 211 within 28 days of the change occurring.

To notify ASIC about a conversion of shares into larger or smaller numbers, you must lodge a form 2205B within 28 days of the change occurring.

C1 Cancellation of shares

Reason for cancellation Please indicate the reason that shares have been cancelled (select one or more boxes)	Redeemable preference shares — S.254J Redeemed out of profits Redeemed out of proceeds of a fresh issue of shares

Capital reduction — S.256A – S.256E Single shareholder company Multiple shareholder company. A Form 2560 must be lodged before a capital reduction takes place

Share buy-back. —ss.257H(3)

Minimum holding buy-back by listed company

Other buy-back type. A form 280 or 281 must be lodged at least 14 days, and no more than 1 year before the share buy-back can take place

Forfeited shares — S.258D

Shares returned to a public company — ss.258E(2) & (3) Under section 651C, 724(2), 737 or 738 Under section 1325A (court order)

Other

Description

Give section reference

Details of cancelled shares	List the details of shares cancelled in the following table

Share class code	Number of shares cancelled	Amount paid (cash or otherwise)

ORD	2,067,229	$31,613,726

Earliest date of change

Please indicate the earliest date that any of the above changes occurred.

2	0	/	1	0	/	0	5

[D	D]		[M	M]		[Y	Y]

C2 Issue of shares

List details of new share issues in the following table.

Share class code	Number of shares issued	Amount paid per share	Amount unpaid per share

Earliest date of change

Please indicate the earliest date that any of the above changes occurred

		/			/

[D	D]		[M	M]		[Y	Y]

If shares were issued for other than cash, were some or all of the shares issued under a written contract?

Yes
If yes, proprietary companies must also lodge a Form 207Z certifying that all stamp duties have been paid. Public companies must also lodge a Form 207Z and either a Form 208 or a copy of the contract.

No
If no, proprietary companies are not required to provide any further documents with this form. Public companies must also lodge a Form 208.

C3 Change to share structure

Where a change to the share structure table has occurred (eg. as a result of the issue or cancellation of shares), please show the updated details for the share classes effected. Details of share classes not effected by the change are not required here.

Share class code	Full title if not standard	Total number of shares (current after changes)	Total amount paid on these shares	Total amount unpaid on these shares

Earliest date of change

Please indicate the earliest date that any of the above changes occurred

		/			/

[D	D]		[M	M]		[Y	Y]

Lodgement details	Is this document being lodged to update the Annual Company Statement that was sent to you?
	☐	Yes

	☐	No

C4 Changes to the register of members

Use this section to notify changes to the register of members for your company (changes to the shareholdings of members):

•	If there are 20 members or less in a share class, all changes need to notified
•	If there are more than 20 members in a share class, only changes to the top twenty need be notified (s178B)
•	If shares are jointly owned, you must also provide names and addresses of all joint owners on a separate sheet (annexure), clearly indicating the share class and with whom the shares are jointly owned

The changes apply to Please indicate the name and address of the member whose shareholding has changed	Family name	Given names

OR

Company name

ACN/ARBN/ABN

Office, unit, level, or PO Box number

Street number and Street name

Suburb/City

State/Territory

Postcode	Country (if not Australia)

Date of change
Earliest date of change Please indicate the earliest date that any of the following changes occurred.			/			/

	[D	D]		[M	M]		[Y	Y]

The changes are

Share class code	Shares increased by (number)	Shares decreased by (number)	Total number now held	*Total $ paid on these shares	*Total $ unpaid on these shares	Fully paid (y/n)	Beneficially held (y/n)	Top 20 member (y/n)

* Public companies are not required to provide these details

Date of entry
Date of entry of member’s name in register			/			/

(New members only)	[D	D]		[M	M]		[Y	Y]

Further changes to the register of members

Use this section to notify changes to the register of members for your company (changes to the shareholdings of members):

•	If there are 20 members or less in a share class, all changes need to notified
•	If there are more than 20 members in a share class, only changes to the top twenty need be notified (s178B)
•	If shares are jointly owned, you must also provide names and addresses of all joint owners on a separate sheet (annexure), clearly indicating the share class and with whom the shares are jointly owned

The changes apply to Please indicate the name and address of the member whose shareholding has changed	Family name	Given names

OR

Company name

ACN/ARBN/ABN

Office, unit, level, or PO Box number

Street number and Street name

Suburb/City

State/Territory

Postcode	Country (if not Australia)

Date of change
Earliest date of change Please indicate the earliest date that any of the following changes occurred.			/			/

	[D	D]		[M	M]		[Y	Y]

The changes are

Share class code	Shares increased by (number)	Shares decreased by (number)	Total number now held	*Total $ paid on these shares	*Total $ unpaid on these shares	Fully paid (y/n)	Beneficially held (y/n)	Top 20 member (y/n)

* Public companies are not required to provide these details

Date of entry
Date of entry of member’s name in register			/			/

(New members only)	[D	D]		[M	M]		[Y	Y]